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                                                                     EXHIBIT 5.1
       [LOGO]
                                                           Suite 2900

                                                           30 North LaSalle
                                                           Street
                                                           Chicago, Illinois
                                                           60602
                                                           Telephone (312)
                                                           580-2000
                                                           Fax (312) 580-0923
                                                           TWX 910-2221-2554
                                                           Cable "DANCONA"

                                 June 14, 1995

Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 91720

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, by Watson Pharmaceuticals, Inc., a Nevada corporation (the "Company") of 18,728,746 shares of Common Stock of the Company (the "Shares") described in the Company's registration statement on Form S-4, to be filed shortly after the date hereof (the "Registration Statement"), we hereby advise you that as counsel for the Company we have examined the original or certified copies of the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company, the minute books of the Company and such other documents and records as we have deemed necessary for the purposes of this opinion.

     Based upon such examination, it is our opinion that the Shares of the Company are duly authorized and, when issued pursuant to the terms of the Agreement and Plan of Merger to be included as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the references to our firm under the heading "Legal Matters" in the proxy statement/prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement, and any and all amendments thereto (including pre-effective and post-effective amendments).

                                          Very truly yours,

                                          D'ANCONA & PFLAUM

                                          By: /s/  ARTHUR DON
                                            Arthur Don, a Partner